UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2016

Community Choice Financial Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-35537	45-1536453
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6785 Bobcat Way, Suite 200
Dublin OH 43016
(Address of principal executive offices) (Zip code)

614-798-5900
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On January 31, 2016, Buckeye Check Cashing of Florida, Inc. (“Seller”), a wholly owned subsidiary of Community Choice Financial Inc. (“CCFI” or the “Company”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) by and among Seller and Buckeye Check Cashing of Florida III, LLC (the “Buyer”).  Pursuant to the terms of the Purchase Agreement, the Company agreed to sell to Buyer or its designee all of the membership interests of Buckeye Check Cashing of Florida II, LLC (“Buckeye”), which was an unrestricted subsidiary under the Company’s outstanding senior secured debt instruments.  Through Buckeye, the Company most recently operated 43 stores in the South Florida market (the “South Florida Stores”).

The Seller and Buyer have agreed to the following as consideration for the purchase of the South Florida Stores by Buyer:

•                  1,000,000 shares of common stock of the Company held by Check Cashing USA Holdings Inc., will be assigned to the Company and all put rights previously associated therewith will be cancelled; and

•                  The Company is released from liability for two promissory notes totaling $10.1 million that arose in connection with the Company’ acquisition of the South Florida Stores and other assets.

In addition, the Company has agreed to provide a temporary line of credit with initial available credit of $6.0 million to the Buyer or its transferees to facilitate Buyer’s or such transferee’s assumption of management and operating responsibilities for the South Florida Stores.  The line of credit is secured by a security interest in substantially all of the assets of Buckeye, including the Buyer’s membership interests in Buckeye.

The transaction closed on February 1, 2016.

In connection with the sale of the South Florida Stores to the Buyer pursuant to the Purchase Agreement, the Company expects to incur a one-time charge in the first quarter of 2016, which is currently estimated to be between $20.0 million and $25.0 million. The final amount of any such charge is subject to change.

Item 2.05 Costs Associated with Exit or Disposal Activities.

The information set forth above under Item 1.01 of this 8-K is incorporated under this Item 2.05 by reference.

Item 8.01 Other Events

As previously disclosed, the Company may, from time to time, repurchase its outstanding debt through open market purchases, through privately negotiated transactions, by exercising redemption rights or otherwise. Since November, the Company, using corporate funds, repurchased $128.6 million of outstanding senior secured notes due in 2019 for aggregate consideration of $37.6 million plus accrued interest, and repurchased $12.5 million of outstanding senior secured notes due in 2020 for aggregate consideration of $4.5 million plus accrued interest.  These purchases were made at various times and through open market purchases.  The Company and its affiliates may, in the future, continue to make such repurchases.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Choice Financial Inc.

Dated: February 1, 2016	By:	/s/ Michael Durbin
Michael Durbin
Chief Financial Officer